Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of June 1999
                      Distribution Date of July 15, 1999
                           Servicer Certificate #45

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $49,264,907.22
Beginning Pool Factor                                           0.0938466

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,524,224.03
     Interest Collected                                       $385,293.09

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $20,822.90
Total Additional Deposits                                      $20,822.90

Repos / Chargeoffs                                             $13,330.12
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                       $4,339,112.53

Ending Pool Balance                                        $45,318,580.56
Ending Pool Factor                                              0.0863291

Servicing Fee                                                  $41,054.09

Repayment of Servicer Advances                                $591,227.49

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,170,116.04
     Target Percentage                                               5.50%
     Target Balance                                         $2,492,521.93
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($146,135.11)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.514%
Current Weighted Average Remaining Term (months):                   12.80

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $851,145.42       430
                                31 - 60 days            $238,228.25       121
                                60+  days                $68,314.92        31

     Total:                                           $1,157,688.59       445

     Balances:                  60+  days               $426,953.04        31

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $43,865.56
+    Excess Serv.                                       $102,269.55
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,170,116.04

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of June 1999

                                                                              NOTES
                                       (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $49,264,907.22
Ending Pool Balance                     $45,318,580.56

Collected Principal                      $3,932,996.54
Collected Interest                         $385,293.09
Charge - Offs                               $13,330.12
Liquidation Proceeds / Recoveries           $20,822.90
Servicing                                   $41,054.09
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $4,298,058.44

Beginning Balance                       $49,264,907.22               $0.00              $0.00     $41,606,189.44      $7,658,717.78

Interest Due                               $249,462.23               $0.00              $0.00        $209,764.54         $39,697.69
Interest Paid                              $249,462.23               $0.00              $0.00        $209,764.54         $39,697.69
Principal Due                            $3,946,326.66               $0.00              $0.00      $3,808,205.23        $138,121.43
Principal Paid                           $3,946,326.66               $0.00              $0.00      $3,808,205.23        $138,121.43

Ending Balance                          $45,318,580.56               $0.00              $0.00     $37,797,984.21      $7,520,596.35
Note / Certificate Pool Factor                                      0.0000             0.0000             0.1329             0.4093
   (Ending Balance / Original Pool Amount)
Total Distributions                      $4,195,788.89               $0.00              $0.00      $4,017,969.77        $177,819.12

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $102,269.55
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,170,116.04
(Release) / Draw                          ($146,135.11)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                     4                   3                   2                   1
                                      Feb-99                Mar-99              Apr-99              May-99              Jun-99
Beginning Pool Balance           $72,225,576.20        $65,610,872.20      $60,018,133.00      $55,027,529.54      $49,264,907.22

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                    $29,590.68            $65,835.91          $13,556.87          $74,280.65          $13,330.12
    Recoveries                       $97,112.70            $64,171.42          $11,861.40            ($600.00)         $20,822.90

Total Charged Off (Months 5, 4, 3)                        $108,983.46
Total Recoveries (Months 3, 2, 1)                          $32,084.30
Net Loss / (Recoveries) for 3 Mos                          $76,899.16(a)

Total Balance (Months 5, 4, 3)                        $197,854,581.40(b)

Loss Ratio Annualized  [(a/b) * (12)]                         0.4664%

Trigger:  Is Ratio > 1.5%                                          No
                                                                                Apr-99              May-99              Jun-99

B)   Delinquency Trigger:                                                     $545,820.80         $435,048.35         $426,953.04
     Balance delinquency 60+ days                                                0.90943%            0.79060%            0.86665%
     As % of Beginning Pool Balance                                              0.89867%            0.79870%            0.85556%
     Three Month Average

Trigger:  Is Average > 2.0%                                        No

C)   Noteholders Percent Trigger:                             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer